UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2014

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 9, 2014, we filed in the Mannheim District Court (Germany) a patent infringement action against TauroPharm GmbH and Tauro-Implant GmbH as well as their respective CEOs (the "Defendants") claiming infringement of our European Patent EP 1 814 562 B1, which was granted by the European Patent Office on January 8, 2014 (the “Prosl Patent”).  The Prosl patent covers a low heparin catheter lock solution for maintaining patency and preventing infection in a hemodialysis catheter.  In this action, we claim that the Defendants infringe on the Prosl Patent by manufacturing (TauroPharm GmbH and their CEOs only) and distributing catheter locking solutions to the extent they are covered by the claims of the Prosl Patent.  We believe that our patent is sound, and we are seeking injunctive relief and raising claims for information, rendering of accounts, calling back, destruction, compensation and damages.  However, we cannot predict what defenses the Defendants may raise or the ultimate outcome of this matter.  In addition, it may be that one or more of the Defendants may file an action challenging the validity of the Prosl Patent, which may take the form of a nullity suit before the German Patent Court or an opposition before the European Patent Office.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: September 12, 2014	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer